NOVEMBER 3, 2015 / 04:00PM GMT, DW - Q3 2015 Drew Industries Inc Earnings Call

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DW - Q3 2015 Drew Industries Inc Earnings Call

EVENT DATE/TIME: NOVEMBER 3, 2015 / 04:00PM GMT

NOVEMBER 3, 2015 / 04:00PM GMT, DW - Q3 2015 Drew Industries Inc Earnings Call

CORPORATE PARTICIPANTS
Renee Ketels Lambert, Edwards & Associates - IR
Jason Lippert Drew Industries Incorporated - CEO
David Smith Drew Industries Incorporated - CFO
Scott Mereness Drew Industries Incorporated - President & COO

CONFERENCE CALL PARTICIPANTS
Daniel Moore CJS Securities - Analyst
Scott Stember CL King & Associates - Analyst
Steven Ramsey Thompson Research Group - Analyst
Tristan Thomas Sidoti & Company - Analyst
Sasha Kostadinov Shaker Investments - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the Drew Industries Incorporated 2015 third-quarter conference call.

(Operator Instructions)

As a reminder, this conference may be recorded. I would now like to turn the conference over to your host, Renee Ketels with Lambert Edwards & Associates. Please proceed.

Renee Ketels - Lambert, Edwards & Associates - IR

Good morning everyone and welcome to the Drew Industries 2015 third-quarter conference call. I'm Renee Ketels with Lambert, Edwards & Associates, Drew's investor relations firm. I am joined on the call today by members of Drew's management team including Jason Lippert, CEO and a Director; Scott Mereness, President; and David Smith, CFO.

Management will be discussing third-quarter results in just a moment but first they have asked me to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws and involve a number of risks and uncertainties. As a result the Company cautions you that there are a number of factors many of which are beyond the Company's control which could cause actual results and events to differ materially from those described in the forward-looking statements.

These factors are discussed in the Company's earnings release, in its annual report on Form 10-K and in its other filings with the SEC. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made except as required by law.

With that I would like to turn the call over to Jason Lippert. Jason?

Jason Lippert - Drew Industries Incorporated - CEO

Thank you, Renee, and thanks everyone for joining us on the call today. We are pleased to announce another quarter of solid earnings growth with consolidated net sales in the third-quarter 2015 of $345 million, 17% higher than the third quarter of 2014.

We are also pleased to report trailing 12 months revenues through September 30, 2015 of $1.36 billion, growing $232 million over the trailing 12 months through September 2014. We continue to see content gains as RV content at September 30, our towables increased trailing 12 month average to $2,952 from $2,804 in the prior year and

NOVEMBER 3, 2015 / 04:00PM GMT, DW - Q3 2015 Drew Industries Inc Earnings Call

content for motorhomes increased its trailing 12 month average to $1,807 from $1,500 the prior year. While net sales for Q3 of this year were up over last year's third quarter there was a noticeable drop in high-end fifth-wheel content from Q1 which impacted our margins.

October sales were strong and point to continuing market share and content growth in both new and existing products. Our strong backlog following the Elkhart open house should play out favorably for the November and December sales months.

As we look forward to coming quarters we remain focused on our Company's strategic growth initiatives. The first is growth in adjacent industries and aftermarket. We believe there is about $1.1 billion in potential annual revenues available to us in adjacent industries and the aftermarket if we effectively execute the same strategy we have been successful with in the RV business.

Aftermarket is especially of interest to us and on a trailing 12 month basis we have grown it to nearly $100 million from only $53 million last year. With our capability to supply a broad array of components for RV we believe the opportunity to replace parts supplied by our Company as well as our competitors as RVs age and experience normal wear and tear is significant and typically at attractive margins.

This opportunity will continue to grow as we put more content into new RVs. As for the rest of the adjacencies we continue to make great progress in the OEM and aftermarkets for cargo and equestrian trailers, bus and marine.

We also believe we remain in a great position with respect to new acquisition opportunities because of the momentum we are gaining in these markets coupled with the strength of our management team and a healthy balance sheet. We also feel that there is still runway in North America in the RV industry for acquisitions in additions to acquisition opportunities in bus, cargo, equestrian, aftermarket and international RV markets.

Our new partnership with Furrion provides yet another great opportunity. Today we have about $100 in RV content on Furrion's lineup of electronic products that were added in this last quarter out of a potential content of $500 on the products that exist in Furrion's lineup today. We plan on launching several new Furrion branded products at the Louisville RV Show which will boost the content opportunity for this business.

On top of all this we are now taking Furrion to the aftermarket and adjacent industries which is very exciting and adds even more potential for meaningful growth. One dynamic which had an impact on our margins this quarter was a change in RV content mix from prior quarters. The primary driver of this was a drop in sales to OEMs of components for larger fifth-wheels that typically carry higher margins which we believe was due to pull forward of production in Q4 2014 and Q1 2015.

Last month dealers that came to the RV open house in Elkhart placed orders for those bigger units and we now expect a more normalized production level for these larger RVs in Q4 2015, and Q1 2016. We expect based on backlogs for components of these units this will impact our margins positively as it has in the past.

As we have all watched the RV industry wholesale shipments grow double digits for five straight years and finally slow in Q3 of this year, we evaluated our expenses and made the decision to trim back on indirect labor costs to regain more operating leverage. In early October we initiated a reduction in our workforce aimed at reducing annual labor costs by approximately $12 million to $14 million which we plan to complete over the next three months and have already made $9 million in actual reductions in the last three weeks.

Due to related severance we anticipate the benefits of these actions at the end of Q4 2015 and beginning in Q1 2016. We anticipate improved incremental margins in the business going forward due to our expected growth in coming months coupled with this better operating leverage.

We also have several new product initiatives underway. The consumer need for electronics in RVs was validated by several OEMs picking up on our innovative MyRV tablet for the Open House as well as a new competitor entrant into the market.

We believe every RV will need this automation and app-based technology as a standard item to efficiently control features in the RVs, based on consumer feedback and considering where electronic controls are going in the auto and home markets with similar technology.

In another month at Louisville we will be introducing an all new innovative technology for the North American RV market called sway control. Our electronics group in Detroit developed this product to help sway on towed RVs by electronically adjusting the axle brakes on the RV as trailer sway occurs. Europe and Australia already use this technology extensively with great success.

It's a safety related product that the OEMs, dealers and retail customers will understand and we have customers interested once we introduce it. All in all we have a lot of great momentum in our strategic growth initiatives. We also believe the $42 million of CapEx investment we put into the business in 2014 coupled with the success we've had in lean manufacturing which has freed up additional manufacturing space will now take us into 2017 without CapEx above normalized levels.

In addition we had unfavorable material pricing last Q4 last year and have better material cost going into this year's Q4. As we look forward we see many green lights and positives and will continue to execute our long-term plan.

We finish every call by thanking our fantastic management team and all of our employees for their hard work and efforts. Our Company would not be what it is without the amazing group of dedicated employees that we have focusing on the business day in and day out.

Now I will turn the call over to our newly appointed CFO David Smith. He has a ton of energy and is a welcome addition to our team and we are looking forward to the short- and long-term impact he will have on our organization. Dave?

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David Smith - Drew Industries Incorporated - CFO

Thank you, Jason, and thanks for that introduction. I appreciate the opportunity to join a team that is so driven to serve our customers with great products, great service and great value.

Greetings to everyone on the phone. Over the next few minutes I'm going to add highlights to some of the information contained in our earnings release.

The business fundamentals for the third quarter and the year to date are closely aligned and as a result I'll focus my comments on the year-to-date period for the P&L items. Through the first nine months of 2015 our net sales increased by $167 million or 19% on a year-over-year basis. Excluding acquisitions and net sales of high-end appliances and electronics under the Furrion supply and distribution agreement, our consolidated net sales in the first nine months increased by $105 million, or 12%, consisting of an estimated $43 million of net sales growth resulting from industry-wide increases in the wholesale production of RVs with the balance $62 million, making up nearly 7% of the increase, substantially due to organic market share gains and new product introductions.

Acquisitions in 2015, sales under the Furrion distribution and supply agreement as well as the impact of acquisitions completed in 2014 also added $62 million during the year-to-date period. Gross profit as a percentage of net sales for the year-to-date period was 21.8% and essentially unchanged from the year-earlier same period. Operating income for both periods was 8.7% of net sales, although 2014 included a nonrecurring loss from the sale of the Company's extrusion assets which had a 0.2% impact.

For the nine months ended September 30, 2015 SG&A costs have grown by $22 million or 19% over the same period of 2014 (technical difficulty). The increased spending is primarily fueled by additional indirect labor staff resulting from the high growth trajectory our business has been on for the last several years. As a result of multi-year double-digit industry growth, the Company has added staff to stay ahead of anticipated growth.

The profitability in the 2015 third quarter on increased year-over-year sales confirmed the decision to take swift action to trim the indirect labor cost as was mentioned in both the earnings release and by Jason. The targeted cost savings of $12 million to $14 million annually will come from aligning staff levels more closely to the anticipated growth.

As was mentioned in the earnings release about 70% of the targeted reductions in dollar terms were implemented in October and will continue during the remainder of the fourth quarter. In connection with the cost reduction the Company anticipates incurring severance charges of at least $2.4 million in the fourth quarter.

In summary the business has grown by double digits in both Q3 and the year-to-date periods. Profitability has remained strong but the Company is taking steps to capitalize on opportunities for improvement (technical difficulty).

Net debt at September 30 was $85 million. This debt is made up of term debt of $50 million and borrowings net of cash against the $100 million bank credit line. This balance is up over the same period in 2014 which was $40 million.

The increase is primarily driven by increases in working capital. Working capital is up nearly $70 million since the end of 2014.

As it relates to the seasonality of the business and the increase in net sales volumes, working capital was in line with the expected levels except for inventory balances. At September 30, 2015, inventory increased by approximately $46 million from the beginning of the year. Of this increase approximately 50% was from increases in sourced products including inventory to support the Furrion supply and distribution agreement and acquisitions completed thus far in 2015. (technical difficulty) 30% of the increase relates to strategic positions for certain areas including steel and axles and the remaining 20% relates to organic growth. Improving inventory turns back to the eight-plus turns over the long term is a top focus area for management. Improvements are expected to occur over the next several quarters.

At the end of October net debt was reduced to below $60 million which is a strong indicator of the focus on working capital reductions. It's also important to note that the Company returned $48 million to shareholders in the form of a dividend in April of this year.

As indicated by Jason, capital spending nearly $22 million for the year-to-date period is in line with Company expectations which remain below the significantly elevated levels experienced in 2014. And we made several significant investments and facility upgrades (technical difficulty). The full-year CapEx spend is anticipated to be between $28 million and $29 million. Our top priority for cash and debt remains the same, make attractive investments that we expect will produce above-average returns.

Thank you everyone. That's the end of our prepared remarks. Jason, Scott and I are ready to take questions.

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QUESTION AND ANSWER

Operator

(Operator Instructions) Daniel Moore, CJS Securities.

Daniel Moore - CJS Securities - Analyst

Good morning. In the press release you mention your view of Q4 that travel trailer and fifth-wheel towable RVs wholesale shipments might return to more normalized levels. Just curious if you might give us a little bit more color on what you consider normalized, particularly in the light of the tough comps from Q4 last year?

Jason Lippert - Drew Industries Incorporated - CEO

Dan, this is Jason. I think what we're looking at is orders that we've got in-house and the Open House orders that we saw from that.

As you know we're always talking to customers, our OEM customers out there getting their feedback. So we've got pretty good visibility on what we're seeing today versus what we saw last year and what we saw compared to Q3.

So that's what gives us the confidence to feel that the orders for Q4 looking forward are in line to what we've seen over the last couple of quarters with a mid-single-digit growth over last year. That can all change, obviously, but we've got orders heading into November. Our customers are reporting strong backlog.

So Scott do you want to add anything on that?

Daniel Moore - CJS Securities - Analyst

And any change in terms of you mentioned the mix shift obviously weighed on margins of little bit. Do you anticipate any shift back towards the higher dollar content fifth-wheels or will that probably take another quarter or two to sort of work through?

Jason Lippert - Drew Industries Incorporated - CEO

I think when you look back at Q3 it was kind of an anomaly. It was I think Scott said the number was a 30% change in fifth-wheel production over Q2 and Q3 which is where all the higher margin, bigger content, bigger items that we produce go toward.

And again we look to the backlog that we have today and what customers, what our customers are saying from the Open House. And they are saying that there's been a return to these bigger fifth-wheels, toy haulers, the luxury fifth-wheels, the higher-end fifth-wheels and we're seeing it in the orders. So that gives us confidence that we can feel that those orders for those products are more normalized looking into Q4.

Scott Mereness - Drew Industries Incorporated - President & COO

And I think for the quarter fifth-wheel retail sales were up 2.8% if you compare that to Q3 of 2014. So that's any time at retail continues to stay positive even though wholesale had a little bit of a drag for Q3 the retail number being positive is definitely a plus heading into the next couple of quarters.

Jason Lippert - Drew Industries Incorporated - CEO

Yes, that's the biggest plus underscoring everything we're talking about here with what's coming up in the next couple of quarters is that retail remains very strong. It's outpacing wholesale and that's always a good thing.

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Daniel Moore - CJS Securities - Analyst

Very helpful. I wanted to turn to the cost savings.

Looking out to next year, to 2016, in the past you've talked about incremental operating margin goal in the kind of 13% to 15% range. With the $12 million to $14 million additional cost savings do you view that as part and parcel or part of achieving that type of incremental operating margin for next year? Or do you think you can move that even higher given the cost savings that you expect?

Jason Lippert - Drew Industries Incorporated - CEO

Go ahead, Dave.

David Smith - Drew Industries Incorporated - CFO

Dan, this is Dave. I think the answer to that is definitely yes, we think that is part and parcel of achieving that incremental margin in the 12% to 15% range but we do think it does set us up for the opportunity to do better.

Jason Lippert - Drew Industries Incorporated - CEO

And on top of that we're anticipating growth for the industry and growth in content. So we're going to see improvement there while we're taking this fresh look at labor and making some adjustments and improving our leverage.

Daniel Moore - CJS Securities - Analyst

Excellent. And then lastly you talked about or maybe just talk a little bit about the key products that are really driving that growth in the aftermarket. And how much of that growth is share gains versus market growth? Maybe we just talk about trends in obviously wholesale shipments, but maybe give us a sense of how the aftermarket is growing as well.

Jason Lippert - Drew Industries Incorporated - CEO

I think there are share gains for sure. Part of it is just penetrating the whole aftermarket. There are a lot of channels, there are a lot of opportunities, there are a lot of units out in the field.

There are 10 million RVs out in the field. And seeing that we're two years new or three years new into the aftermarket venture there is a lot of the share opportunities.

But when you consider that just five or six years ago we were only putting $500 million or $400 million in RV components into new vehicles and you consider today that we're putting $1 billion, over the last couple of years anyway, $1 billion of RV content into new vehicles we expect that to continue to grow along with the content that we continue to pump into new vehicles. So does that answer your question, Dan?

Daniel Moore - CJS Securities - Analyst

Yes. It does, at least I guess the second part was simply if you're seeing an expansion or what type of growth. I know the numbers are harder to come by but what type of growth rates we're seeing for the aftermarket as a whole.

Jason Lippert - Drew Industries Incorporated - CEO

NOVEMBER 3, 2015 / 04:00PM GMT, DW - Q3 2015 Drew Industries Inc Earnings Call

Well we're up about 90% year over year if you look at where we were last year. And some of that has some acquisition in it.

But the RV aftermarket is growing nicely on its own just because of the dynamics I just pointed out with what we've doubled the content in the last six years that are going into new vehicles. And all those components are going to wear out and or break at some point in time or need to be replaced. And our ability to be present in the aftermarket gives us that first chance to replace our own products.

David Smith - Drew Industries Incorporated - CFO

And we've invested in a top-of-the-line service model as well so that the customer experience is going to be good.

Jason Lippert - Drew Industries Incorporated - CEO

Absolutely.

Daniel Moore - CJS Securities - Analyst

Excellent. Thanks for the color. David, we look forward to hopefully meeting you at our conference in January.

Operator

Scott Stember, CL King.

Scott Stember - CL King & Associates - Analyst

Good morning guys. Maybe if we could just take a step back and talk about that topic of the mix shift to lower-priced units. Am I correct in hearing that you're of the belief that what we saw the last couple of quarters was more of a short-term impact and that for 2016 or at least what you're seeing right now is that we're seeing a return back to potentially similar mix shift or similar mix profile amongst the product lines going forward?

Jason Lippert - Drew Industries Incorporated - CEO

That's a good question. Let me clarify. There's definitely been a growing trend to entry-level products, so that's not changing.

Entry-level products over the last several years since the recession have basically become increasingly more popular. What we saw in Q3 was just an abnormal blip in fifth-wheels so we can't explain it. I mean it was a significant drop in the fifth-wheel production and if you look year to date fifth-wheels are down 3% wholesale and trailers are up just over 8%.

So the mix shifted for whatever Q3. All we can tell you is that what the customers told us that open house and what orders we're seeing today for this quarter's productions and this quarter's backlog of bigger units. And it appears that they are going back to what we saw similar to Q1 when we had orders for those products.

Scott Stember - CL King & Associates - Analyst

All right. So I guess in short the shift continues, it's an ongoing headwind, but what you saw the last quarter was more of an anomaly you're thinking at this point?

Jason Lippert - Drew Industries Incorporated - CEO

NOVEMBER 3, 2015 / 04:00PM GMT, DW - Q3 2015 Drew Industries Inc Earnings Call

It feels that way, yes. If you look at kind of what we saw in Q1 and Q4 we saw kind of a more normalized level of those units. And we are seeing more of that right now for Q4 this year.

Scott Stember - CL King & Associates - Analyst

Okay great. Then on the cost cuts you said it was indirect and direct labor, I guess this is going to be spread out against the gross margin or cost of goods sold and OpEx, these benefits?

David Smith - Drew Industries Incorporated - CFO

Correct.

Scott Stember - CL King & Associates - Analyst

Okay, is 50/50 a good way to model it or is it one more than the other?

David Smith - Drew Industries Incorporated - CFO

I think it feels more like a 60/40. You will see it more in the SG&A line than the operating line.

Scott Stember - CL King & Associates - Analyst

Okay. Got you. Okay.

And maybe just going back to the aftermarket, I always ask you this question about your awnings but it seems as if I remember the last time we had chatted about this that there was a particular opportunity to start selling the awnings in the aftermarket. Can you maybe just talk about that and how that could give another layer of growth on top of what you've already seen in the aftermarket going forward?

Jason Lippert - Drew Industries Incorporated - CEO

Yes, sure. As we've been saying the aftermarket for awnings provides one of the greater aftermarket selling opportunities on a single product line. To be able to do that we've had to create a full line of awnings and we're 2.5 years in to being an awning supplier.

So to create a full line and there's a lot of different products in the awning line it's taken us this long. We're introducing our full lineup of awning products for release first quarter next year, early first quarter next year before all the aftermarket and selling shows hit.

So we really anticipate penetrating and seeing what our penetration in the aftermarket with awnings looks like throughout the quarter next year, we will kind of be able to give you a better feel. But know that the more our awnings need to be replaced in the field based on what we've put into new vehicles over the last couple of years, that will be the core driver.

When somebody needs a replacement part they are going to say hey, my LCI awning broke or my Lippert awning broke and I need this replacement part or I needed complete new awning. Today our competitors' awnings are the ones that are having issues in the field being replaced.

So it's really going to take some of this is going to take our awnings being in the field for a while until they start to wear out and need replacement parts before we see the bulk of those orders. But the good news about all that is that our market share today is about 50% after 2.5 years on the OEM market in awnings.

So if you consider that we're 50% today then you can kind of anticipate how the need for replacement parts for those awnings are going to work out considering two years ago or 2.5 years ago we weren't selling any new awnings into the OEM market. Does that make sense?

NOVEMBER 3, 2015 / 04:00PM GMT, DW - Q3 2015 Drew Industries Inc Earnings Call

Scott Stember - CL King & Associates - Analyst

Yes, it does. Thank you very much.

And maybe just lastly just talk about internationally, I know you have been working on a new slide-out mechanism for the European marketplace. There seems to have been some positive momentum there. Maybe just talk about where it is right now and what the expectations could be in 2016 and beyond?

Jason Lippert - Drew Industries Incorporated - CEO

Yes, sure. The positives about where we're at in the slide-out production for Europe today is about a year ago this past September we went to Dusseldorf with a slide-out in a European towable unit. That was a big win just to get it out there and get the market looking at and accepting it.

Fast-forward a year this past Dusseldorf show and in Germany there were three manufacturers, three of the top manufacturers presenting the show with slide-outs, with our slide-out. So I think that that's real positive momentum.

If you go back to when the North American market made the change to slide-outs it was a slow process. It didn't happen overnight. There's a lot of engineering and structural changes that need to happen around the design of the RV to accept a slide-out.

And considering that the Germans are meticulous engineers they are going to go slow with this whole process, maybe even slower than what the North American market went. So we're being patient right now.

We're spending a lot of time over there. We're spending a lot of time on prototypes and working with the designers of the European RV manufacturers to make sure that they understand all things that need to be considered when putting a slide-out into their units.

So the momentum is positive. One OEM last year, three OEMs this year. We anticipate having more next year with any more success and ultimately that will lead to more floor plans, more production, more brands that will accept a slide out and we really don't anticipate that it will go much differently than how the North American market went.

It's just going to take time. At the end of the day who doesn't want more space in their units. If they can figure out how to do it and engineer it properly and service it properly then it ought to be very acceptable over there.

Scott Stember - CL King & Associates - Analyst

Got it. That's all I have. Thank you so much for taking my questions.

Operator

Kathryn Thompson, Thomson Research Group.

Steven Ramsey - Thompson Research Group - Analyst

Good morning this is Steven Ramsey on for Kathryn. I've got a few questions here.

I guess my first one, based on your past experiences managing through RV industry cycles, what inning would you say we are in terms of the cycle? And in past experience what were some early indications of a downturn?

Jason Lippert - Drew Industries Incorporated - CEO

Well, you know in our opinion we've passed the 2006 peak if you take out the FEMA units. We feel we're in extra innings, that's the best way to classify it. I think some of the other OEMs talk about this the same way.

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The industry has a lot of legs. Retail is strong. The product is strong, the lifestyle is popular.

Community, outdoors, family, we feel that the dynamics and the fundamentals are strong for our industry to continue to move forward. And on top of that the industry continues to develop (technical difficulty) great entry-level products and bring new buyers into the lifestyle which ultimately leads them to buy more RVs down the road. Does that answer your question?

Steven Ramsey - Thompson Research Group - Analyst

Yes, that's helpful. And then as you push into adjacent industries do you think you will still be able to grow earnings even if there is a cyclical RV downturn? And could you add some color on the margin profile for those adjacent industries?

Jason Lippert - Drew Industries Incorporated - CEO

Sure. Well adjacent industries is newer for us than what RVs is, so there's a lot more upside there as we dig into these new adjacencies and new markets. You know you pile the aftermarket opportunity onto that and there is a lot more opportunity, you put acquisitions on top of that for some of these adjacent markets there's even more opportunity.

If you need another example we made that agreement, exclusive distribution agreement with Furrion electronics components in July. And that immediately flows into all of our adjacent market opportunities.

So as we continue to make more deals like that and acquisitions there is more and more opportunity. It will, it's becoming more meaningful.

I think if you take motorized and manufactured housing and all of our adjacent markets and aftermarkets our first six month's number was about $550 million trailing 12. So it's getting to be significant. If you consider the towables is kind of where we started really growing the business strong we've got all these other opportunities with all these other markets.

Scott Mereness - Drew Industries Incorporated - President & COO

And if you think about aftermarket being countercyclical and then you look at adjacent industries maybe not being related to any type of RV cycle per se that potentially would be independent of an RV cycle. You look at those two aspects of how we're growing how we're growing the business and it definitely protects us against any type of RV downturn if there were to be one.

Jason Lippert - Drew Industries Incorporated - CEO

And aftermarket in particular, too, I mean we just started calling that out of the last several quarters and it's been growing at a very healthy rate for a long time. It's just the numbers weren't super meaningful.

But now we're talking about 90% growth on (technical difficulty) trailing 12 versus something maybe two years ago that we didn't even call out. So keep your eye on that because the aftermarket is exciting.

Scott Mereness - Drew Industries Incorporated - President & COO

From a margin profile we've stated in past calls that adjacent margin is relatively consistent with our overall Company margins. And that would be still true today.

Steven Ramsey - Thompson Research Group - Analyst

Great, thanks. And my last question, how much in this quarter, how much of the RV segment was pressured by lower volumes versus higher fixed costs?

Jason Lippert - Drew Industries Incorporated - CEO

NOVEMBER 3, 2015 / 04:00PM GMT, DW - Q3 2015 Drew Industries Inc Earnings Call

Well it certainly had an impact. The industry slows down that quick and I think we called out in the press release 14% wholesale growth from October to April and then 4% from May to September.

So when things slow down that fast it definitely has some impact. We haven't quantified it but it's one of the reasons we took action in September to reduce some of our labor costs in a significant way is to counteract that.

Going forward we're anticipating growth like we said. So we're improving our operating leverage while we're seeing an improvement in our top line over the coming quarters.

Steven Ramsey - Thompson Research Group - Analyst

Great, thank you guys.

Operator

(Operator Instructions) Tristan Thomas, Sidoti.

Tristan Thomas - Sidoti & Company - Analyst

Hi, how is everyone? Two quick questions. One, first I believe you mentioned you have about $100 worth of electronic content, you can grow that potentially to $500, is that accurate?

Jason Lippert - Drew Industries Incorporated - CEO

That is accurate today. But as I mentioned in my speech they are introducing and launching new products at the Louisville show in November, early December.

So we'll be looking to see, looking to call out what that adds down the road. But they are going to continue to innovate new products and are doing that all the time.

That's one of the reasons we've partnered with them. So as they innovate that obviously adds content just like our R&D department is always adding content opportunities to our existing product mix.

David Smith - Drew Industries Incorporated - CFO

And they announced that they are building a development center here in Elkhart.

Jason Lippert - Drew Industries Incorporated - CEO

Yes.

Tristan Thomas - Sidoti & Company - Analyst

Okay. Could you maybe just provide an example of increased content? I know you've talked about control panels and I'm curious what else they could add.

Jason Lippert - Drew Industries Incorporated - CEO

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Right now when we did our agreement with Furrion the key products were televisions and stereos and power cords. Specifically built and designed for the rugged abuse that the RVs give the electronics. So they are not standard type electronic equipment, they are specially designed for RVs.

But what they've introduced here as of recent is backup cameras. Currently towables, most towables don't have a backup camera on the units. And you'd almost expect with autos having backup cameras that you'd want something that's 30 or 40 feet long.

So that's something that we're really excited about that we're hitting hard. But there are several different products like that that they are going to be introducing. And we'll be making some significant announcements at the Louisville show in late November, early December.

We did the deal with these guys because of their innovation capabilities. And that's one of the things that exciting from a content standpoint as they'll continue to push new products into their Furrion brand and we'll continue to take those not only to RV but aftermarket and adjacent markets and industries as well.

Scott Mereness - Drew Industries Incorporated - President & COO

Yes, if you think about some of the products that they currently sell, like take for example an in-dash navigation system and a stereo equipment, every single, just about every single specialty vehicle, if you talk about a delivery truck or any vehicle being built takes some form of those components including backup cameras. So when you look at their products and you apply it to the adjacent industries that we call upon there definitely is some crossover as far as opportunity goes in the adjacent space.

Tristan Thomas - Sidoti & Company - Analyst

Okay. Has there been any talk of mandating something like a backup camera on RVs, anything you've heard of or do you think that potentially could happen down the road?

Jason Lippert - Drew Industries Incorporated - CEO

They haven't but typically the towable and motorhome business trails auto business. And if NHTSA gets more active in all the transportation industries you're going to see the RV industry follow what's been mandated on the auto a little bit more closely. Same thing with the tire pressure monitoring systems and things like that, things also that we can supply. And makes it safer when we look at things like that backup cameras definitely makes sense for RVs.

Tristan Thomas - Sidoti & Company - Analyst

Yes, one final question. I know you spoke a little bit about kind of your outlook for 2016 in terms of the product mix returning a little more normalized towards some of the higher-end towables and motorhomes.

Just maybe looking forward into 2017 and 2018 it seems like there is a lot of growth like you said in the lower-end RV models. Do you think that's going to be maybe a little more meaningful of a contributor as we go out there a little bit in terms of timeframe?

Jason Lippert - Drew Industries Incorporated - CEO

You know, it's hard to say, it's really hard to say. All we have to go on is history and I don't think that you're going to see -- it's really hard to say what that's going to be.

But I can tell you that we're going to continue to innovate products even for the entry-level towables out there. We're going to continue to look as we talk about developing leveling systems for trailers. We have developed leveling systems for fifth-wheels here in the recent past that have been real successful and we know that it will translate to trailers if we can design the right system.

So even on an entry-level trailer, trailers are 60%, 70% of the market and if we could get a leveling system on a good chunk of those trailers that's a healthy content boost for us. So whether it's leveling other products we're going to continue to go where the market is and design products for all of the market.

Scott Mereness - Drew Industries Incorporated - President & COO

NOVEMBER 3, 2015 / 04:00PM GMT, DW - Q3 2015 Drew Industries Inc Earnings Call

Yes, even products on travel trailers like MyRV and backup cameras we feel like when we look out a few years there could be for sure the potential of a high take rate even on travel trailers.

David Smith - Drew Industries Incorporated - CFO

Entry-level growth is good, right? It brings more people into the market and over time people upgrade. So entry-level growth in and of itself is not a bad thing.

Tristan Thomas - Sidoti & Company - Analyst

Okay great. Thank you, guys.

Operator

Daniel Moore, CJS Securities.

Daniel Moore - CJS Securities - Analyst

Thank you again. Jason in your prepared remarks you mentioned input costs as a potential tailwind. I would've expected to see maybe a little bit of benefit already in Q3, just maybe talk about the timing, do you expect to get incremental benefit as we go out into Q4 and early 2016 some steel and aluminum?

Jason Lippert - Drew Industries Incorporated - CEO

Yes, so you kind of look at Q3 and Q4 separately. We talk about the mix shift having an impact on Q3. We talked about the slowing growth in RVs from the change, the big change in fifth-wheels and then the overall sales with some impact in materials in Q3.

We anticipate continued improvement in materials of the next couple of quarters. That's the tailwind we've been talking about for the last couple of quarters as we saw aluminum specifically rise pretty significantly last Q4 and health insurance costs which rose last Q4.

So we don't quantify the improvement. But we have those tailwinds with a favorable material and more normalized mix and then the sales improvement from the strong open house. So do you guys have anything to add to that?

Scott Mereness - Drew Industries Incorporated - President & COO

I think when you look at, specifically when you look at Q4 last year a headwind versus this year Q4 is going to be more of a tailwind. So I think it's important when you look at our fourth quarter that situation exists.

Daniel Moore - CJS Securities - Analyst

Very helpful. Good color. And then lastly, you just mentioned insurance health insurance outside of the labor cost savings general health insurance costs do you expect a similar increase going into 2016 as you did in 2015 or more manageable?

Scott Mereness - Drew Industries Incorporated - President & COO

More manageable. You know, we've done some are in the process of doing plan design changes for the 2016 benefit year.

NOVEMBER 3, 2015 / 04:00PM GMT, DW - Q3 2015 Drew Industries Inc Earnings Call

That's going to largely offset the majority of the cost increases that we expect to have. So we look for participation rates with this enrollment that's coming up to stay relatively flat and the anticipated inflation would be mitigated by plan design changes.

Daniel Moore - CJS Securities - Analyst

Very good. Thank you again.

Operator

Sasha Kostadinov, Shaker Investments.

Sasha Kostadinov - Shaker Investments - Analyst

Yes, hi, thanks guys. A couple of kind of housekeeping items I guess.

Recently you've seen a sequential decline in the fourth quarter on your gross margin and also your tax rate. Is there any reason why that shouldn't continue in this current fourth quarter?

Jason Lippert - Drew Industries Incorporated - CEO

Well we saw the last Q4 2014 I can't remember what our operating profit was but it was impacted significantly by the health insurance cost, the healthcare costs and the materials. So we keep talking about that tailwind that we've got coming against this Q4 and that it will be different, will be an improvement. I don't know if we've quantified it.

Sasha Kostadinov - Shaker Investments - Analyst

How about the tax rate?

David Smith - Drew Industries Incorporated - CFO

You should expect to see a more normalized tax rate in this year's 2015 Q4.

Sasha Kostadinov - Shaker Investments - Analyst

Now what does that mean more normalized? Because normally it does decline in the fourth quarter for you guys.

David Smith - Drew Industries Incorporated - CFO

Sure. Yes I think last year we made some adjustments and we were below 30%. Again I think that the level of those adjustments won't be quite at the same rate and I think we're still forecasting in the mid-30s.

Sasha Kostadinov - Shaker Investments - Analyst

NOVEMBER 3, 2015 / 04:00PM GMT, DW - Q3 2015 Drew Industries Inc Earnings Call

Okay. And I think you mentioned that the labor cost savings that you've achieved there will be some one-time costs in the fourth quarter. Can you give us an idea will it offset in the fourth quarter the benefit or will it be greater than or less than?

David Smith - Drew Industries Incorporated - CFO

I think it's going to approximately offset the benefit in Q4 but it is one time nonrecurring so after that it will just flow through.

Sasha Kostadinov - Shaker Investments - Analyst

Okay. And will you call that out when you report?

David Smith - Drew Industries Incorporated - CFO

We will.

Sasha Kostadinov - Shaker Investments - Analyst

Okay. And I think earlier in the call you guys were talking about a new product. I'm sorry I missed that. Can you go over again what that was and maybe what that opportunity size might be?

Jason Lippert - Drew Industries Incorporated - CEO

Yes, we talked about the MyRV home automation tablet and the sway control. You're speaking of the sway control, maybe?

Sasha Kostadinov - Shaker Investments - Analyst

I think that might have been it. Yes.

Jason Lippert - Drew Industries Incorporated - CEO

Yes, so both the products actually were developed and designed by IDS which is an acquisition we made last March, an electronics development company kind of in the auto center in Detroit.

So they developed a sway control device which is a mechanism that attaches to the unit and the trailer brakes and actually controls the sway or depresses the sway before sway actually gets a chance to start. So if you've ever towed a vehicle winds, big trucks passing your tow vehicle, it can start your towed unit swaying and usually if you don't have any kind of mechanism to help you you're kind of doing that manually.

You're doing it by feel. You're trying to correct the sway by feel by controlling the vehicle. The sway control device that we've developed allows the mechanism to detect the sway and got the trailer brakes offsetting to offset the sway.

And it really corrects sway before the driver even feels it because it's doing it -- it's correcting it real-time. So it's an intelligent system. It exists in Europe and Australia right now.

A lot of the units in those two world markets use this sway control as a safety device. We feel that anybody towing a trailer that towed a trailer before or maybe not towed a trailer before would be would think this is an ideal product to have either aftermarket or OEM because who wants to deal with that if they don't have to.

NOVEMBER 3, 2015 / 04:00PM GMT, DW - Q3 2015 Drew Industries Inc Earnings Call

Sasha Kostadinov - Shaker Investments - Analyst

And can you -- since the product has already being used overseas approximately can you give us an idea of what kind of ASP comp it will have with it?

Jason Lippert - Drew Industries Incorporated - CEO

We'll probably start talking about that after the release next month. But it's coming and we feel really confident about it and it is just another example of how our R&D teams in our different facilities work to develop meaningful products for the OEM and the after markets.

Sasha Kostadinov - Shaker Investments - Analyst

Okay, that sounds very interesting. Then one last question.

I think in the press release you included the Furrion agreement in your acquired sales number. And I guess it wasn't really looking at that as an acquired sales but any way you could pull that out? So I can get a real acquisition and organic growth for you guys?

Scott Mereness - Drew Industries Incorporated - President & COO

I mean for the full year we had talked about at the time that we had signed the agreement we had talked about an annualized run rate of approximately $35 million. We didn't quite have a full quarter with sales for Q3.

Sasha Kostadinov - Shaker Investments - Analyst

Okay, okay.

Jason Lippert - Drew Industries Incorporated - CEO

And we talked about as we did the deal with Furrion that their market share was equal or less than 10% upside opportunity with our products.

Sasha Kostadinov - Shaker Investments - Analyst

Okay, okay. Thanks a lot, guys. Congratulations.

Operator

Scott Stember, CL King.

Scott Stember - CL King & Associates - Analyst

(technical difficulty) you've talked about in the past about starting to sell some of these higher content products such as the leveling devices for travel trailers. Has there been any headway on that, not headway but any progress on that when you talk about the timing of when you could see that?

Jason Lippert - Drew Industries Incorporated - CEO

NOVEMBER 3, 2015 / 04:00PM GMT, DW - Q3 2015 Drew Industries Inc Earnings Call

Our anticipation is that we will have a system ready this year. So we've got a lot of customers interested and we're working on wrapping up the final development and testing on that product.

And it's similar to what we have on the fifth-wheel, it just needs to be adjusted for the lower profile trailers. So it's close. And it's a significant content opportunity as well.

Scott Stember - CL King & Associates - Analyst

Right.

Operator

(Operator Instructions) I am showing no further questions at this time. I would like to turn the call back to Jason Lippert for closing remarks.

Jason Lippert - Drew Industries Incorporated - CEO

Okay. We appreciate everybody jumping on the call today and tuning in and we will speak with you next year when we release fourth-quarter earnings. Thank you everybody.

Scott Mereness - Drew Industries Incorporated - President & COO

Thank you.

Operator

Ladies and gentlemen, thank you for participating in today's conference. This does conclude today's program.

You may all disconnect. Everyone have a great day.

This transcript contains certain "forward-looking statements" with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's Common Stock and other matters. Statements in this transcript that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this transcript are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements.

These factors include, in addition to other matters described in this transcript, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel-based components and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization and impact of efficiency improvements and cost reductions, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company's subsequent filings with the Securities and Exchange Commission.

The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

NOVEMBER 3, 2015 / 04:00PM GMT, DW - Q3 2015 Drew Industries Inc Earnings Call

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